-----------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                              COMMUNITY BANKS, INC.
                              ---------------------
             (Exact Name of Registrant as specified in its charter)

             Pennsylvania                                 23-2251762
             ------------                                 ----------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

              750 EAST PARK DRIVE, HARRISBURG, PENNSYLVANIA, 17111
              ----------------------------------------------------
          (Address of principal executive offices, including zip code)


                        COMMUNITY BANKS, INC. 401(K) PLAN
                        ---------------------------------
                            (Full title of the plan)


                              EDDIE L. DUNKLEBARGER
                         Chairman, President and C.E.O.
                              COMMUNITY BANKS, INC.
                               750 East Park Drive
                         Harrisburg, Pennsylvania 17111
                         -------------------------------
                     (Name and Address of Agent for Service)


                                  (717)920-1698
                                  -------------
         (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------------------------------------
                                                                      Proposed
Title of securities          Amount           Proposed                 maximum
 to be registered             to be        maximum offering       aggregate offering          Amount of
                           Registered 1     price per unit 2            price              registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock,             50,000               $29.26                $1,463,000               $118.36
par value
$5.00 per share


1 Consists of shares of common stock of Community Banks Inc. (the "Corporation") available for purchase by employees of the Corporation and affiliates pursuant to the Community Banks, Inc. 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan as well as an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of the Corporation registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.

2 Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price per share is equal to the average of the highest and lowest price per share of common stock of the Corporation on the Nasdaq National Market on June 30, 2003.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from, and is not filed as a part of, this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act" ). Information specified in Part I of this Form S-8 (Items 1 and 2) will be sent or given to the Plan participants as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in and made a part of this Registration Statement by reference as of their respective dates:

          (a) The Corporation's Annual Report filed on Form 10-K for the year ended December 31, 2002 and the Plan's Annual Report filed on Form 11-K for the year ended December 31, 2002;

          (b) The Corporation's quarterly reports filed on Form 10-Q for the quarter ended March 31, 2003; and the Corporation's current reports on Form 8-K, filed January 14, 2003, January 21, 2003, February 13, 2003, April 2, 2003, April 17, 2003, May 5, 2003 and
               June 9, 2003.

          (c) The description of the Corporation's common stock contained in the registration statement on Form 8-A, filed on May 13, 2002, and any amendments or reports filed for the purpose of updating such description.

          (d) All reports and other documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description Of Securities.

Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

James A. Ulsh, a shareholder in the law firm of Mette, Evans and Woodside, the Company's general counsel, is a voting director of the Corporation.

Item 6.  Indemnification Of Directors And Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Corporation provide for (1) indemnification of directors, officers, employees and agents of the Corporation and of any other bank, partnership, joint venture, trust or other enterprise of which officer, employee or director is serving in such capacity at the request of the Corporation, and
(2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the exhibit index that immediately precedes the exhibits filed with this Registration Statement. The Corporation will submit (or has submitted) the registrant's 401(k) plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on July 1, 2003.

                              COMMUNITY BANKS, INC.

                    By: /s/  Eddie L. Dunklebarger
                       ---------------------------------------------------------
                    Eddie L. Dunklebarger
                    Chairman of the Board, President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below also constitutes and appoints Eddie L. Dunklebarger and Donald F. Holt, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to execute for him and in his name, place and stead, in any and all capacity, any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, shall or may lawfully do or cause to be done by virtue hereof.

SIGNATURE                             CAPACITY

/s/ (Donald F. Holt)                  Ex. Vice President and
    ------------------------------
     (Donald F. Holt)                 Chief Financial Officer

/s/ (Ronald E. Boyer)                 Director
    ------------------------------
    (Ronald E. Boyer)

/s/ (Samuel E. Cooper)                Director
    ------------------------------
    (Samuel E. Cooper)

/s/ (Kenneth L. Deibler)              Director
    ------------------------------
    (Kenneth L. Deibler)

                                      Director
    ------------------------------
    (Peter DeSoto)

/s/ (Thomas W. Long)                  Director
    ------------------------------
    (Thomas W. Long)

/s/ (Donald L. Miller)                Director
    ------------------------------
    (Donald L. Miller)

/s/ (Thomas L. Miller)                Director
    ------------------------------
    (Thomas L. Miller)

/s/ (Earl L. Mummert)                 Director
    ------------------------------
    (Earl L. Mummert)

                                      Director
    ------------------------------
    (Wayne H. Mummert)

/s/ Scott J. Newkam                   Director
    ------------------------------
    (Scott J. Newkam)

/s/ (Robert W. Rissinger)             Director
    ------------------------------
    (Robert W. Rissinger)

/s/ (Allen Shaffer)                   Director
    ------------------------------
    (Allen Shaffer)

/s/ (John W. Taylor, Jr.)             Director
    ------------------------------
    (John W. Taylor, Jr.)

/s/ (James A. Ulsh)                   Director
    ------------------------------
    (James A. Ulsh)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on July 1, 2003.

                    COMMUNITY BANKS, INC. 401(K) SAVINGS PLAN

                    By: /s/ Richard A. Soulies
                       ------------------------------------------
                                      (Name)
                           Plan Administrator
                       ------------------------------------------
                                      (Title)



                                  Exhibit Index
                                  -------------


Number  Exhibit
------  -------

4.1  Community Banks, Inc. 401(k) Plan.

4.2 The description of the Company's common stock (incorporated herein as Exhibit 4.2 by reference to the Company's registration statement filed on Form 8-A, dated May 13, 2002).

4.3 Rights Agreement, dated February 28, 2002, by and between the Corporation and Community Banks, incorporated by reference to Exhibit 1 to the registration statement on Form 8-A, filed by the Corporation on February 27, 2002.

5    Opinion of Mette, Evans & Woodside re: legality of the securities.

23.1 Consent of Mette, Evans & Woodside (this Exhibit is part of Exhibit 5)

23.2 Consent of PricewaterhouseCoopers LLP

23.3 Consent of Beard Miller Commpany LLP

23.4 Consent of Custer & Custer, P.C.

24   Power of attorney (this Exhibit is part of signature page)